Exhibit 10.5

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of October 2, 2023 (the “Effective Date”), by and among APx Acquisition Corp. I, a Cayman Islands exempted company (hereinafter referred to as the “Company”), Templar, LLC, a Tennessee limited liability company (“Templar”) and APx Cap Sponsor Group I, LLC, a Cayman Islands limited liability company (“APX Sponsor” and together with Templar, the “Class B Shareholders”). The Company and Class B Shareholders are each sometimes referred to in this Agreement individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Class B Shareholders hold 4,312,500 fully-paid and non-assessable Class B ordinary shares, par value $0.0001 per share, of the Company (the “Class B Shares”).

B. The Class B Shareholders desire to transfer to the Company and are willing to concurrently exchange 4,312,500 Class B Shares they hold for the same number of Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A Shares”), which Class A Shares will be fully-paid and non-assessable. (The Class A Shares and Class B Shares are collectively referred to as the “Shares”).

C. The Company currently has 5,799,120 Class A Shares, and 4,312,500 Class B Shares held by the Class B Shareholders outstanding, and the Company will not issue any additional Shares hereunder.

D. The holders of Class A Shares and Class B shares each have one vote for every Share, and with no additional Shares being issued, the voting of 10,111,620 Shares shall be unchanged.

E. It is the intention of the Parties hereto that:

(1)

The Class B Shareholders shall transfer and deliver to the Company 4,312,500 Class B Shares in exchange (the “Share Exchange”) for the same number of Class A Shares (the “Share Exchange Shares”) as appears across such Class B Shareholder’s name on Schedule I attached hereto, on the terms and subject to the conditions set forth in this Agreement in the amounts set forth on Schedule I attached hereto;

(2)

Each of the Class A Shares is being privately issued and is not a “Public Share” as defined in the Company’s Amended and Restated Memorandum and Articles of Association dated December 6, 2021, as amended from time to time (the “M&A”); and

(3)	The Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, (the “Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the Parties hereto, intending to be legally bound, agree as follows:

1. EXCHANGE OF SHARES; CLOSING.

(a) Exchange of Shares. As of the Effective Date, the Class B Shareholders hereby transfer and deliver to Company such number of Class B Shares, and, in exchange, the Company hereby issues such number of Class A Shares as appears across such Class B Shareholder’s name on Schedule I attached hereto, to such Class B Shareholder, on a one-for-one basis in their respective names in the amounts as set forth on Schedule I, attached hereto.

(b) Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held electronically on the Effective Date and concurrently with the receipt by the applicable parties of all required deliveries pursuant to Section 1(c). Deliveries at Closing by the Company. The Company shall deliver, or cause to be delivered a written instruction notice to the Company’s transfer agent, Continental Stock Transfer and Trust Company (the “Transfer Agent”), instructing it regarding the cancellation and concurrent issuance of Shares to the Class B Shareholders, in uncertificated form in the form attached hereto as Exhibit A (the “Letter of Instruction”).

2. REPRESENTATIONS AND WARRANTIES OF CLASS B SHAREHOLDERS. The Class B Shareholders, severally and not jointly, hereby represent and warrant to the Company as follows:

(a) Ownership. If a Class B Shareholder is an entity, such Class B Shareholder is duly organized, validly existing and in good standing under the laws of its place of organization,. The Class B Shareholder is the owner of record and beneficially of the number of Class B Shares as appears across such Class B Shareholder’s name on Schedule I, attached hereto, free and clear of all liens and encumbrances and has not sold, pledged, assigned or otherwise transferred the Class B Shares.

(b) No Conflict. The execution, delivery and performance by each of the Class B Shareholders of this Agreement will not conflict with or result in the breach of or constitute a default under any other agreement or instrument to which they are a party of which their property may be bound, or result in the creation of any lien thereunder. The execution, delivery or performance by each of the Class B Shareholders of this Agreement shall not contravene any law, regulation, order or judgment applicable to or binding on each such Class B Shareholder.

(c) Authorization. This Agreement has been duly authorized, executed and delivered by each Class B Shareholder and constitutes a legal, valid and binding obligation of each Class B Shareholder, enforceable against each Class B Shareholder in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors’ rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

(d) No Consents or Approvals. The execution, delivery or performance by each Class B Shareholder of this Agreement shall not require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any federal, state or local governmental commission, authority, agency or body.

(e) Accredited Investor. Each Class B Shareholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

(f) Investment Intent. Each Class B Shareholder (i) understands that the Class A Shares being delivered pursuant to this Agreement have not been, and will not be, registered under the Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Class A Shares being delivered pursuant to this Agreement solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Class A Shares being delivered pursuant to this Agreement, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Class A Shares being delivered pursuant to this Agreement.

(g) Insider Letter Agreement. The Class A Shares will continue to be subject to the insider letter agreement dated December 6, 2021, limiting each Class B Shareholder’s ability to transfer the shares to a third party.

(h) Restricted Securities . Each Class B Shareholder understands that the Class A Shares being issued are characterized as “restricted securities” under the Securities Act in a transaction not involving a public offering. The Class A Shares being issued hereunder are not Public Shares and have not been registered under the Securities Act or the securities laws of any state of the U.S. Each Class B Shareholder further acknowledges that such Class A Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.

(i) No Right to Redemption or Trust Account. As they are not Public Shares, in accordance with the M&A, the Class A shares being issued to each Class B Shareholder have no right of redemption and no right to receive funds from the Trust Account.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the company as follows:

(a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted.

(b) The Class A Shares. The Class A Shares to be issued to each Class B Shareholder have been duly authorized for issuance and will be validly issued, fully paid and non-assessable.

(c) No Conflict. Neither the execution, delivery and performance by the Company of this Agreement or the Instruction for Share Issuance will conflict with or result in the breach of or constitute a default under any agreement or instrument to which the Company is a part of which it or its property may be bound, or result in the creation of any lien thereunder. Neither the execution, delivery or performance by the Company of this Agreement or the Instruction for Share Issuance shall contravene any law, regulation, order or judgment applicable to or binding on the Company.

(d) Authorization. Each of this Agreement and the Instruction for Share Issuance has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors’ rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

(e) No Consents or Approvals. Neither the execution, delivery or performance by of this Agreement or the Instruction for Share Issuance shall require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any federal, state or local governmental commission, authority, agency or body.

4. MISCELLANEOUS.

(a) Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

(b) Amendment. This Agreement may be amended or modified only by an instrument signed by Company and the Class B Shareholders.

(c) Assignment. This Agreement is not assignable except by operation of law.

(d) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Parties at their addresses on the signature page below, or at such other addresses as the Parties may designate by ten (10) days advance written notice to the other Parties hereto.

(e) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof that would result in the application of the laws of another jurisdiction.

(f) Entire Agreement. This Agreement contains the entire agreement among the Parties with respect to the exchange of the Class B Shares for the Class A Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

(g) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(h) Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement after submission and determined by a court of competent jurisdiction shall in no way affect the validity or enforcement of any other provision or any part thereof.

(i) Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Expenses. Each Party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

(k) Further Assurances. The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Share Exchange Agreement on the date first above written.

APX ACQUISITION CORP. I

By:	/s/ Kyle Bransfield
Name:	Kyle Bransfield
Title:	Chief Executive Officer

TEMPLAR, LLC

By:	/s/ Kyle Bransfield
Name:	Kyle Bransfield
Title:	Authorized Person

APX CAP SPONSOR GROUP I, LLC

By: APX CAP HOLDINGS I, LLC, its sole member

By:	/s/ Daniel Braatz
Name:	Daniel Braatz
Title:	Managing Member

Exhibit A

Letter of Instruction